UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2022

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 W Sam Houston Parkway South, Floor 4

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(518) 535-9125

(Registrant’s telephone number, including area code)

N/A

(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2022, Mark E. Roszkowski resigned from his position as Chief Strategy Officer and General Manager of Vroom Financial Services of Vroom, Inc. (the “Company”) effective as of July 15, 2022 (the “Separation Date”), and the Compensation Committee of the Board of Directors of the Company approved a separation agreement and release (the “Separation Agreement”) between the Company and Mr. Roszkowski, which contemplates Mr. Roszkowski’s transition into a consulting role from July 16, 2022 through February 15, 2023 pursuant to the terms of a consulting agreement (the “Consulting Agreement”) attached as an exhibit to the Separation Agreement. From June 30, 2022 until the Separation Date, Mr. Roszkowski will provide transition services.

Pursuant to the Separation Agreement and in accordance with the Amended and Restated Vroom, Inc. Executive Severance Plan (the “Severance Plan”), Mr. Roszkowski will be entitled to severance benefits under the Severance Plan as of the Separation Date, subject to his reaffirmation of the release included in the Separation Agreement, his compliance with the Separation Agreement and the Severance Plan and his fulfillment of the transition services as set forth in the Separation Agreement. In addition, in consideration for providing services as contemplated by the Consulting Agreement, Mr. Roszkowski will (i) continue to vest into all equity awards he holds as of the Separation Date until his cessation of services under the Consulting Agreement and (ii) subject to his reaffirmation of the release included in the Separation Agreement, his compliance with the Separation Agreement, any applicable restrictive covenants, the terms of the Severance Plan and his full compliance with, and continued good standing under, the Consulting Agreement, be entitled to extended exercisability of all outstanding options that were granted to him on February 6, 2019 pursuant to the Option Agreement issued under the Second Amended & Restated Vroom, Inc. 2014 Equity Incentive Plan until the earlier of (x) December 31, 2023 or (y) the expiration of the original term of such options.

The foregoing description of the Separation Agreement, including the Consulting Agreement attached as an exhibit thereto, does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference..

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated as of June 30, 2022, by and between Mark E. Roszkowski and Vroom, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: July 1, 2022	By:	/s/ Robert R. Krakowiak
Robert R. Krakowiak
Chief Financial Officer